UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2009, Bioject Medical Technologies Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with each of Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P. (collectively, “LOF”), and Edward Flynn (Mr. Flynn and LOF, each a “Purchaser” and collectively, the “Purchasers”) for the purchase of an aggregate of 92,448 shares of its Series G Convertible Preferred Stock (the “Series G Preferred Stock”) at a price of $13.00 per share. Gross proceeds from the sale were $1,201,834.06, payable by payment of $500,000 in cash and the cancellation of the $600,000 outstanding principal amount of and $101,834.06 accrued interest through December 18, 2009 on those two Convertible Subordinated Promissory Notes, dated as of December 5, 2007, issued by us to LOF (the “Notes”). Each share of Series G Preferred Stock is convertible, at any time at the option of the holder, into one hundred shares of common stock (subject to anti-dilution adjustments).

Mr. Flynn is a director of the Company and, prior to this Agreement, held 1,616,160 shares of our common stock and 676,000 shares of our Series F Convertible Preferred Stock (“Series F Preferred Stock”) and a warrant for 66,667 shares of common stock.

We also entered into a Registration Rights Agreement, dated December 18, 2009 (the “Registration Rights Agreement”), between the Company and the Purchasers and holders of Series D Convertible Preferred Stock (“Series D Preferred Stock”), Series E Convertible Preferred Stock (“Series E Preferred Stock”), and Series F Preferred Stock. The Registration Rights Agreement supersedes the Registration Rights Agreement, dated January 22, 2008, between the Company and holders of Series F Preferred Stock; Article 6 of the Securities Purchase Agreement, dated as of March 8, 2006, between the Company and the holders of Series E Preferred Stock; and the Registration Rights Agreement, dated November 15, 2004, between the Company and holders of Series D Preferred Stock. Under the Registration Rights Agreement, we have agreed to file a registration statement under the Securities Act of 1933 to register the underlying common stock issued or issuable upon conversion of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock under the Securities Act of 1933 within 180 days of demand by the majority of holders of registrable securities (as defined therein). The agreement also grants the parties to the Registration Rights Agreement piggy-back registration rights.

Item 1.02	Termination of a Material Definitive Agreement

The issuance and sale of our Series G Preferred Stock to LOF, as described in Item 1.01, is in full repayment and termination of the Notes.

Item 3.02	Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, on December 18, 2009, we issued 92,448 shares of Series G Preferred Stock. Gross proceeds from the sale were $1,201,834.06, payable by the payment of $500,000 in cash and the cancellation of the $600,000 outstanding principal amount of and $101,834.06 accrued interest through December 18, 2009 on the Notes.

The Series G Preferred Stock may be converted into common stock. The initial conversion rate is one share of Series G Preferred Stock convertible into one hundred shares of common stock, subject to adjustment under certain circumstances. The conversion rights associated with the Series G Preferred Stock are more fully described under Item 5.03 below.

These issuances of securities were exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

Item 3.03	Material Modification to Rights of Security Holders

As a result of certain rights and preferences of the Series G Preferred Stock set forth in the articles of amendment referenced under Item 5.03 below, the rights of the holders of common stock have been qualified in certain respects. The Series G Preferred Stock has certain dividend, voting, liquidation, and conversion rights more fully described under Item 5.03 below. In addition, because of the convertible nature of the Series G Preferred Stock, holders of common stock may have their ownership interests diluted should the Series G Preferred Stock be converted into shares of common stock. The conversion rights associated with the Series G Preferred Stock are more fully described under Item 5.03 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Effective December 18, 2009, each of Joseph Bohan, Randal Chase, Brigid Makes, and John Ruedy resigned from the Board of Directors.

(b)	Effective December 18, 2009, our Board of Directors elected Al Hansen as a Class 3 Director. Mr. Hansen is expected to be elected Chairman of the Board of Directors. The Board of Directors has not determined which, if any, committees of the Board of Directors Mr. Hansen will serve on. Mr. Hansen was elected to the Board of Directors in connection with the issuance and sale of Series G Preferred Stock. There are no other arrangements or understandings between Mr. Hansen and any other persons pursuant to which Mr. Hansen was elected director. Mr. Hansen is a principal of Signet Healthcare Partners (formerly Sanders Morris Harris) (“Signet”). LOF and several of its affiliates are affiliates of Signet. On December 18, 2009, LOF purchased an aggregate of 88,602 shares of Series G Stock pursuant to the Purchase Agreement described in Item 1.01 for a purchase price of $450,000 in cash and cancellation of $600,000 outstanding principal amount of and $101,834.06 accrued interest through December 18, 2009 on promissory notes issued by us and held by LOF. As of December 18, 2009, LOF and several of its affiliates held 3,858,908 shares of our Series E Preferred Stock, including accrued payment-in-kind dividends. The 3,858,908 shares of our Series E Preferred Stock held by LOF and several of its affiliates are convertible into 3,858,908 shares of our common stock. Certain funds affiliated with LOF and several of its affiliates also own 2,086,957 shares of our Series D Preferred Stock. The 2,086,957 shares of our Series D Preferred Stock held by LOF and several of its affiliates are convertible into 2,086,957 shares of our common stock. In connection with the preferred stock and note issuances, LOF and several of its affiliates have warrants outstanding to purchase an aggregate of 656,934 shares of our common stock at $1.37 per share and 80,000 shares of our common stock at $0.75 per share. The warrants expire in September 2010 and December 2011, respectively.

(c)	Effective December 18, 2009, our Board of Directors elected Mark Logomasini as a Class 1 director. The Board of Directors has not determined which, if any, committees of the Board of Directors Mr. Logomasini will serve on. Mr. Logomasini was elected to the Board of Directors in connection with the issuance and sale of Series G Preferred Stock. There are no other arrangements or understandings between Mr. Logomasini and any other persons pursuant to which Mr. Logomasini was elected director and there have not been any related party transactions in which the amount involved exceeded $120,000 with Mr. Logomasini within the past year nor are any such transactions currently proposed.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 18, 2009, we amended our Articles of Incorporation to designate 184,615 shares of our authorized preferred stock as Series G Preferred Stock. A copy of the articles of amendment is attached to this current report as Exhibit 3.1 and is incorporated herein. A description of the material rights and preferences of the Series G Preferred Stock is set forth below, but this description is qualified in its entirety by reference to the articles of amendment attached hereto. The Series G Preferred Stock is entitled to:

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Receive 8% annual payment-in-kind dividends (“PIK Dividends”) per year; however, if we fail to declare or pay the PIK Dividends within 90 days of December 18 (beginning December 18, 2010), the PIK Dividends shall increase to 10%. PIK Dividends are payable in Series G Preferred Stock or cash at the option of the Board of Directors;

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Receive on a pari passu basis with the holders of common stock, as if the Series G Preferred Stock had been converted into common stock immediately before the applicable record date, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of common stock;

•

Receive, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company and before any payment is made in respect of the common stock, the Series F Preferred Stock, Series E Preferred Stock, or the Series D Preferred Stock, an amount per share of Series G Preferred Stock equal to $13.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like), plus all accrued but unpaid dividends thereon to the date fixed for distribution, including, without limitation, the PIK Dividends to the extent not previously issued (if our assets available for distribution to shareholders are insufficient to pay the holders of Series G Preferred Stock the full amount to which they are entitled, then all the assets available for distribution to our shareholders shall be distributed ratably first to the holders of the Series G Preferred Stock);

•

Be convertible, at any time at the option of the holder, into common stock at a conversion rate of one share of Series G Preferred Stock being convertible into one hundred shares of common stock (subject to anti-dilution adjustments);

•

One vote for each share of common stock into which Series G Preferred Stock could then be converted (excluding any PIK Dividends), and with respect to such vote, full voting rights, and powers equal to the voting rights and powers of the holders of common stock;

•

For so long as 90,000 shares of Series G Preferred Stock are outstanding, nominate two directors, and for so long as less than 90,000 and more than 50,000 shares of Series G Preferred Stock are outstanding, nominate one director;

•

Consent rights with respect to certain extraordinary transactions, including (i) any increase in the number of shares of common stock reserved for issuance under our 1992 Stock Incentive Plan in excess of 5,400,000 shares, or any reservation or issuance of shares of common stock to our employees or directors under any stock incentive plan or agreement not in effect on December 18, 2009 and (ii) any prepayment of indebtedness for borrowed money; and

•	Registration rights with respect to the shares of common stock issuable upon conversion of such shares of Series G Preferred Stock.

There is no restriction on the repurchase or redemption of the Series G Preferred Stock while there is an arrearage in the payment of dividends.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

3.1	Articles of Amendment to 2002 Restated Articles of Incorporation

10.1	Series G Convertible Preferred Stock Purchase Agreement dated December 18, 2009 between Bioject Medical Technologies Inc. Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P., and Edward Flynn

10.2	Registration Rights Agreement dated December 18, 2009 between Bioject Medical Technologies, Inc., Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P., Edward Flynn, Ralph Makar, David Tierney, Richard Stout, Christine Farrell, and the Investors listed on Exhibit A thereto

99.1	Press Release dated December 18, 2009 announcing Bioject Medical Technologies Inc.’s Completion of the Series G Financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ RALPH MAKAR
Ralph Makar President and Chief Executive Officer (Principal Executive Officer)

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